Exhibit 10(b)
                       Consent of Brian A. Giantonio, Esq.
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To Whom It May Concern:

       I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4 (File No. 333-48140) filed by PHL Variable Accumulation Account with the Securities and Exchange Commission under the Securities Act of 1933.



Very truly yours,


/s/ Brian A. Giantonio
Brian A. Giantonio, Counsel
Phoenix Home Life Mutual Insurance Company







Dated February 14, 2001